Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated February 12, 1999, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Oriole Homes Corp. On Form 10-K for the years ended December 31, 1998 and 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Oriole Homes Corp. On Form S-8 (File No. 333-27321).



GRANT THORNTON LLP

Miami, Florida
February 12, 1999